INDUSTRIAL LEASE
(Gateway Business Centre)

THIS LEASE is made and entered into this 20th day of December, 2013, by and between **GATEWAY BUSINESS CENTRE, LTD.**, a Florida limited partnership (hereinafter the "**Lessor**"), and **JAGGED PEAK, INC.**, a Nevada corporation, (hereinafter the "**Lessee**").

WITNESSETH

That in consideration of the covenants herein contained on the part of the said Lessee to be made and performed, the Lessor does hereby lease to the said Lessee the following described property located in Pinellas County, Florida, the same being more particularly described as follows:

That certain warehouse space having an overall area of approximately 71,000 square feet, and in addition approximately 6,000 square feet of office space (hereinafter the "**Premises**"), subject to Lessee's right to expand as set forth in Paragraph 34, and which space has a street address of Gateway Business Park, 2007 Gandy Blvd. North, St. Petersburg, Florida 33702. The building in which the Premises are located has an approximate overall area of 188,000 square feet. Attached hereto, marked as ***EXHIBIT "A"*** and by this reference incorporated herein is a diagram depicting the Premises, as well as the warehouse and office areas that are subject to the expansion rights set forth in Paragraph 34, which exhibit is not intended to be to scale. Lessor and Lessee acknowledge that the current ***Exhibit "A"*** does not reflect 6,000 square feet of office space on the second floor of the Building constituting a portion of the Premises, but will be modified via an addendum to this Lease, within fifteen (15) days of full execution of this lease to so reflect that additional portion of the Premises (which area shall include the second floor bathrooms, unless Lessee elects not to use the same).

1. ***Term and Rent***. The term of this Lease shall be for an initial period of seventy-three (73) months, commencing on January 1, 2014 (the "**Commencement Date**"), as hereinafter defined, and ending on the last day of the seventy-third month, subject to Lessee's renewal options as defined in Paragraph 33, with deposits and rental payments to be made as follows:

(a) **Deposit**. Upon execution of this Lease, Lessee will deposit the sum of FORTY THOUSAND AND NO/100 DOLLARS ($40,000.00), which represents a security deposit.

(1) Lessor is not obligated to apply the security deposit or advance rent on rents or other charges in arrears or on damages for the Lessee's failure to perform the Lease. However, the Lessor may so apply the security deposit at its option and its right of possession of the Premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that it holds this security. The security deposit may be applied to damage to the Premises. If no damage has occurred or the security deposit is not used, the security deposit shall be applied to the last month's rent. The security deposit, if not applied toward payment of arrearages or damages as herein provided, is to be returned to the Lessee within fifteen (15) days after the later of: (i) the expiration of the term of this Lease or (ii) the date Lessee has vacated the Premises and delivered possession to the Lessor. If Lessor repossesses the Premises because of the Lessee's default or breach, it may apply the security deposit on all damages suffered to the date of the repossession and may retain the remainder to apply to such damages as may be suffered thereafter by reason of the default or breach.

(2) In the event rental payments are delinquent more than two (2) times in any twelve (12) month period during the term of this Lease, Lessee shall be required to deposit with Lessor an additional sum of FORTY THOUSAND AND NO/100 DOLLARS ($40,000.00) which will be added to the initial security deposit of $40,000.00, bringing the total security deposit to EIGHTY THOUSAND AND NO/100 DOLLARS ($80,000.00). Failure to make the additional security deposit within ten (10) days from receipt of demand of same from Lessor shall be deemed an event of default under the terms of this Lease.

(b) **Early Occupancy**. Lessee shall be entitled to access, occupy, and use the Premises upon the full execution of this Lease, subject to all provisions of this Lease except the payment of rent, which shall commence on February 1, 2014, as set forth in Paragraph 2.

2. ***Rent***. The Base Rent for the combined office/warehouse space will be as follows:

(a) **Month 1**. No Base Rent or prorata share of real estate taxes, insurance or C.A.M. are required to be paid by Lessee, but Lessee shall be required during the first month, to pay all utilities.

(b) **Months 2 through 13**. Commencing on the first day of February, 2014, and on the first day of each month thereafter, up to and including January 1, 2015, FIVE AND 00/100 DOLLARS ($5.00) per square foot, together with sales tax thereon.

(c) **Months 13 through 25**. Commencing on the first day of February, 2015, and on the first day of each month thereafter, up to and including January 1, 2016, FIVE AND 60/100 DOLLARS ($5.60) per square foot, together with sales tax thereon.

(d) **Months 26 through 37**. Commencing on the first day of February, 2016, and on the first day of each month thereafter, up to and including January 1, 2017, FIVE AND 85/100 DOLLARS ($5.85) per square foot, together with sales tax thereon.

(e) **Months 38 through 49**. Commencing on the first day of January, 2017, and on the first day of each month thereafter, up to and including January 1, 2018, SIX AND 05/100 DOLLARS ($6.05) per square foot, together with sales tax thereon.

(f) **Months 50 through 61**. Commencing on the first day of February, 2018, and on the first day of each month thereafter, up to and including January 1, 2019, SIX AND 26/100 DOLLARS ($6.26) per square foot, together with sales tax thereon.

(g) **Months 62 through 72**. Commencing on the first day of February, 2019, and on the first day of each month thereafter, up to and including January 1, 2020, SIX AND 48/100 DOLLARS ($6.48) per square foot, together with sales tax thereon.

(h) **Optional Renewal Periods**. Upon the commencement of each optional renewal period, and on each anniversary thereof, the Base Rent shall continue to increase by three and one half percent (3.5%) over the Base Rent applicable to the prior Lease year, and shall be paid with sales tax thereon.

(i) **Late Fees**. The monthly rental payments shall be paid each month on the date set forth above, without demand, to Lessor at the address set forth in this Lease or at such other address as Lessor may designate in writing. In the event any rental payment is delinquent for a period of ten (10) days, then in that event, Lessee shall be liable for and agrees to pay a delinquent charge in an amount equal to five percent (5%) of each such delinquent payment, plus applicable sales tax. A fee of $25.00 will be assessed for a check returned for insufficient funds.

(j) **Payments**. All checks issued as payment for any of the amounts described in this paragraph shall be payable to GATEWAY BUSINESS CENTRE, LTD.

(k) **Lessor's Lien for Rent**. In addition to any security or lien interest provided by law or statute, Lessee hereby grants and assigns unto Lessor a security interest in all improvements, furnishings, fixtures, equipment, machinery goods, wares, merchandise and other personal property of Lessee which may be brought or put on the Premises, and all proceeds thereof, as security for the payment of Lessee's obligations to Lessor under this Lease, and Lessee agrees that Lessor's security interest and lien for such payment may be enforced by any means available under Florida law, at the option of Lessor, and Lessee agrees that such security interest and lien is granted to and vested in Lessor. This express lien shall not be construed as a waiver of any statutory landlord's lien or common law landlord's lien, to which Lessor is entitled, but instead, is cumulative thereof and in addition thereto.

3. ***Option to Terminate***. Lessee shall have a right to terminate this Lease at any time during the initial six-year term hereof, upon the following terms and conditions:

(a) During the initial six-year lease term, if a contract between the Lessee and a company known as Nespresso, is terminated by Nespresso or not renewed by Nespresso, and

(b) Lessee shall provide at least three hundred sixty-five (365) days prior written notice of Lessee's intent to terminate this Lease, and

(c) Lessee shall pay a termination fee equal to the sum of the following, (1) the unamortized portion of the tenant improvement costs (as defined in section 32 [Leasehold Improvements], and (2) the unamortized portion of the commissions paid to real estate agents and (3) a dollar amount equal to the three-months Base Rent waived by Lessor under Paragraph 34, if applicable (the "**Early Termination Fee**"). All amortizations shall be based on the initial term of this Lease only. The Early Termination Fee shall be established via subsequent amendment to this Lease upon completion of the relevant tenant improvements, when all costs are known.

4. ***Utilities***. Lessee will, at its own expense, pay and discharge all costs and charges for electricity, gas, water, sewer and garbage collection, and telephone furnished in connection with or for the use of the Premises, or any part thereof, including the making of deposits and direct service agreements with the proper authorities or person in order to secure such services. If any of the aforesaid services are being furnished to the Premises as of the Commencement Date from accounts that are in the name of the Lessor, Lessee agrees to immediately change such service accounts with the proper authorities or persons into the name of the Lessee. In the event that Lessee fails to change such accounts into the Lessee's name within five (5) days after the Commencement Date, Lessor shall have the right without any notification to Lessee to immediately notify the proper authorities or persons to terminate the furnishing of such services to the Premises without incurring any liability to Lessee on account of such termination.

5. ***Insurance***.

(a) Lessee shall, during the full term of this Lease, and at its own expense, carry public liability insurance for the protection of the Lessor and the Lessee in the limits commonly known as $1,000,000 single limit and will provide Lessor with evidence of said insurance naming Lessor as additional insured. Lessee shall provide Lessor with copies or original insurance policies within ten (10) days after the Commencement Date of the Lease, and within ten (10) days after January 1 of each year, or within fifteen (15) days of receipt of Lessor's request at any time.

(b) The insurance company selected by Lessee must meet the following eligibility requirements:

(1) The insurance company must be licensed in the State of Florida.

(2) The minimum financial requirements for the insurance company are as follows:

(i) The insurance company must have been in business for at least five (5) years.

(ii) The insurance company must have at Best policy holders' rating of A.

(iii) The insurance company must have a financial category rating of Class X or better as established by Best rating.

(3) Each policy must show as additional insured the Lessor and any lender with a mortgage encumbering the Leased Premises.

(4) Each policy must contain a waiver of subrogation clause and a replacement cost endorsement with no co-insurance and provide for thirty (30) days' prior written notice to Lessor and any mortgagee of Lessor encumbering the Premises in the event of cancellation.

(c) The Lessor shall pay for and maintain, during the term, the following policies of insurance covering the Premises, the building in which the Premises are located (the "**Building**") and the business park in which the Building is located (the "**Business Park**"):

(1) *Broad Form Comprehensive General Liability Insurance*. Including, but not limited to, coverage for Personal Injuries with limits of no less than $2,000,000 combined single limit for death, personal injury and property damage, per occurrence, and Contractual Liability.

(2) *All Risk Property Insurance*. Upon all buildings, improvements and alterations, including, but not limited to, fire and extended coverage, vandalism, malicious mischief and sprinkler leakage in the amount of one hundred percent (100%) of full replacement cost.

(3) *Loss of Rents Insurance*. The Lessor will purchase insurance against the loss of rental income sustained due to any necessary suspension in the availability of the Premises as a result of

direct physical loss or damage to the property. The loss of rental income insurance shall be sufficient to cover the total anticipated rental income from the Lessee's occupancy of the Premises during the term of this Lease, plus any other charges under the terms of this Lease which are the legal obligations of the Lessee and which would otherwise be the Lessee's obligation.

(4) *Flood Insurance*. Lessor will purchase flood insurance coverage for the Building and Business Park, in an amount per the market value of the building.

(d) Lessee agrees to reimburse Lessor for the cost of Lessee's prorata share of said insurance, which cost shall constitute additional rental hereunder, and shall be payable in the manner set forth in Paragraph 8 of this Lease.

(e) To assist Lessor in evaluating Lessor's insurance needs and requirements, Lessee has executed the insurance questionnaire attached hereto as ***EXHIBIT "B"*** and by this reference incorporated herein. Lessee has completed the insurance questionnaire with the understanding that Lessor intends to rely thereon.

6. ***Taxes***. Lessee agrees to pay its prorata share of all real estate taxes assessed against the Building during the term of this Lease, which taxes shall constitute additional rental hereunder and shall be payable by Lessee to Lessor in the manner set forth in Paragraph 8 of this Lease. All personal property taxes assessed against personal property located on the Premises shall be paid by Lessee.

7. ***Maintenance***. Lessor shall maintain the roof system, structural elements, foundation and slab on the Premises and Building, as well as the common areas of the Building and overall Business Park. The Lessor's expenses incurred in the maintenance of these items shall be known as "**Common Area Maintenance**" or "**C.A.M.**," and shall include, but not be limited to, reasonable management expenses and landscaping services, and such other reasonable costs and expenses as may be paid by Lessor in connection with the upkeep, maintenance, repair, replacement and management of the Premises, the Building and the common areas of the Business Park that are available for Lessee's use.

(a) Notwithstanding the foregoing, or anything else set forth in this Paragraph 7 (including, without limitation, 7[c]), or elsewhere in this Lease, C.A.M. shall not include, and Lessee shall in no way be responsible for reimbursing Lessor for: (i) leasing commissions, attorneys' fees, costs and disbursements and other expenses which are incurred in connection with negotiations or disputes with other tenants, other occupants or prospective tenants, or in connection with any financing, sale or syndication of the Building or Business Park; (ii) except with respect to the common areas, the cost of renovating or otherwise improving any other leasable space; (iii) depreciation of assets; (iv) expenses in connection with services or other benefits of a type which Lessee is not entitled to receive under the Lease but which are provided to another lessee or occupant; (v) costs incurred due to violation by Lessor or any other tenant of the terms and conditions of any lease; (vi) ground rents, principal payments, or any interest expense on any loans secured by mortgages placed upon the Business Park, Building or underlying land (or a leasehold interest therein); (vii) advertising and promotional expenditures; (viii) any fines or penalties incurred due to violations by Lessor of any governmental law, ordinance, rule or authority; (ix) any expense for which Lessor is compensated through proceeds of insurance; (x) costs of a capital nature, including but not limited to, capital improvements, capital repairs, capital replacements, capital equipment and capital tools which, under generally accepted accounting principles are not regarded as operating or maintenance expenses, except that the amortized costs for such capital improvements, repairs, replacements and tools which under generally accepted accounting principles can be amortized over their useful lives; (xi) costs incurred by Lessor in order to comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, county and city governments and of all other governmental authorities having or claiming jurisdiction over the Business Park, including but not limited to the Americans with Disabilities Act of 1990 (as amended); (xii) costs incurred to test, survey, clean up, contain abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials unless the wastes or asbestos-containing materials were in or on the Business Park because of Lessee's negligence; (xiii) cost of repairs necessitated by Lessor's gross negligence or willful misconduct, or of any costs incurred by Lessor for structural repairs or latent building construction defects; (xiv) costs for the replacement of any item fully covered under warranty; (xv) wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building, unless such wages and benefits are prorated to reflect time spent on operating and managing the Building versus time spent on matters unrelated to operating and managing the Building,

and the wages, salaries, fees and benefits paid to executive personnel, to officers, partners or members of Lessor, or to employees of Lessor that are above the building management level if not involved in the management and operation of the Building; (xvi) Lessor's general corporate overhead and administrative expenses except if it is solely for the Building, unless such overhead and expenses are prorated to reflect general corporate overhead and administrative expenses incurred in connection with the Building versus general corporate overhead and administrative expenses incurred on matters unrelated to the Building; (xvii) reserves; (xviii) any franchise or income tax, or any other tax levied against Lessor's income other than sales tax applicable to Lessee's rental obligations; and (xix) other items not customarily included as operating expenses for similar buildings and not customarily qualified as an operating expense under generally accepted accounting principles.

(b) Lessee agrees to pay its prorata share of all Common Area Maintenance during the term of this Lease, which C.A.M. shall constitute additional rental hereunder and shall be payable by Lessee to Lessor in the manner set forth in Paragraph 8 of this Lease.

(c) This Lease is what is commonly called a "net lease," it being agreed that Lessor shall receive the rent set forth in paragraph 1 free and clear of any and all impositions, taxes, real estate taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. Therefore, subject to Paragraph 7(a), in addition to the rent reserved by paragraph 1, Lessee shall pay to Lessor, Lessee's pro rata share of all impositions, insurance premiums, operating charges, management charges, construction costs and any other charges, costs and expenses which are prescribed under any provisions of this Lease during the term hereof. All such charges, costs and expenses shall constitute additional charges, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. Lessee shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as specifically provided in this Lease.

(d) Lessee shall maintain and repair, at Lessee's expense, all of the fire extinguishers located within the Premises and all sprinkler systems located within the Premises. The maintenance obligations of Lessee for these matters shall include the obligation of Lessee to see that the fire extinguishers and sprinkler systems are maintained at the minimum code requirements, including having the systems inspected and recharged as necessary or as otherwise required under the applicable city, county or state codes. It will be an event of default under this Lease should Lessee fail to maintain fire extinguishers and sprinkler systems to the standard described herein or should the fire extinguishers or sprinkler systems not pass any inspection conducted by any appropriate governmental authority. In addition to the foregoing, Lessee shall be responsible to maintain and repair, at Lessee's expense, all exit lights, emergency lights and smoke detectors located throughout the Premises, to include but not be limited to replacement of light bulbs and emergency batteries, whether located in emergency lights, emergency exits or smoke detectors. All fire extinguishers and other safety features, whether sprinkler systems, exit lights, emergency lights, smoke detectors, batteries and the like will remain on the Premises at the completion of the Lease. Lessee shall be responsible to modify and add any additional fire extinguishers, safety lights or other safety features required by any governmental entity as a result of Lessee's utilization of the Premises. All such matters shall be done at the expense of the Lessee. All fire extinguishers, safety lights and safety features required by any governmental entity shall remain the property of Lessor upon Lessee's termination of the Lease.

(e) Lessee shall maintain and repair, at Lessee's expense, all other portions of the Premises including, but not limited to plumbing, lighting, air conditioning, heating, electrical, ventilation, interior walls and painting, exterior doors and window glass replacement and repair. Maintenance obligations of Lessee shall include maintenance on each of the items, including by way of illustration and not limitation maintenance and servicing of the heating, air conditioning and ventilation systems, whether in the form of replacement of filters, repair and replacement of air conditioning compressors, air handlers, heat pumps and the like; replacement of light bulbs and/or fluorescent light bars and other components of the light system. Lessee shall, upon occupancy of the Premises, at its own cost and expense, obtain and keep in force at all times during the term of this Lease a suitable heating/air conditioning maintenance agreement with a third party reasonably acceptable to Lessor. Lessee shall provide to Lessor a copy of said agreement immediately upon occupancy of the Premises. The heating and air conditioning system shall be under the control of Lessee, except to the extent that such costs are covered either under a warranty running in favor of Lessor or, in the event of fire or other casualty, where claims are

reimbursed under Lessor's insurance. Lessee shall be responsible for pest control services and trash collection services as needed by Lessee.

(f) To the extent that Lessee fails within thirty (30) days of receipt of Lessor's demand (except in case of emergency) to discharge its responsibilities to maintain, repair and replace the above described portions of the Premises (or fails to commence and diligently pursue same within such period if any such maintenance, repair or replacement cannot reasonably be completed within thirty [30] days), then and in that event Lessor may undertake such maintenance, repair and replacement obligations, and immediately upon completion of such work shall cause the costs of the same to be billed to Lessee as additional rent. Lessee shall pay the same within fifteen (15) days from the date of receiving such bill, which shall be accompanied by reasonable evidence of all amounts incurred by Lessor. Failure to pay such bill shall result in a default under the terms of the Lease.

(g) Lessee shall, at the termination of the Lease, by lapsed time or otherwise, surrender up the Premises in good order, reasonable use, wear and tear, casualty and condemnation excepted. Lessee may remove any Lessee improvement installed by Lessee at the termination of the Lease provided Lessee pays the cost of removal and repairs of any and all damage in or to the Premises resulting from such removal.

8. ***Additional Rental***. As additional rental hereunder, Lessee shall pay to Lessor, monthly in advance, the percentage equal to the total square footage of the Premises (i.e. 77,000 square feet - subject to adjustment pursuant to Lessee's expansion rights set forth in Paragraph 34) divided by the overall square footage of the Building (i.e. 188,000 square feet), which equals 40.96%. Lessee shall pay to Lessor the applicable pro rata share of the insurance, real estate taxes and Common Area Maintenance as defined in Paragraphs 5, 6 and 7 of this Lease. Prior to the commencement of each calendar year of the Lease term, or as soon thereafter as practicable, Lessor shall give Lessee written notice of its estimate of the amounts payable under this paragraph for the ensuing year of the Lease term on the date each monthly rental payment is due as provided in Paragraph 1 of this Lease. Lessee shall pay to Lessor 1/12th of such estimated amounts, provided, if such notice is not given on or before the January rental payment of each year of said Lease Term, Lessee shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Lessor that the amounts payable under this paragraph for the ensuing year will vary from its estimate by more than ten percent (10%), Lessor may, by written notice to Lessee, revise its estimate for such year, and subsequent payments by Lessee shall be based upon such revised estimates. Within ninety (90) days after the close of each year of the Lease term, or as soon after such ninety (90) day period as practicable, Lessor shall deliver to Lessee a statement of amounts payable under this paragraph for such year (the "**Reconciliation Notice**"). If such statement shows an amount owing by Lessee that is less than the estimated payments for such year previously made by Lessee, the excess payment shall be applied to the payments due for the following year, or if after the expiration or earlier termination of the term of this Lease, such excess payment shall be delivered to Lessee along with the Reconciliation Notice. If such statement shows an amount owing by Lessee that is more than the estimated payments for such year previously made by Lessee, Lessee shall pay the deficiency to Lessor within fifteen (15) days after Lessee's receipt of the Reconciliation Notice. Within fifteen (15) days following a request from Lessee, Lessor will deliver to Tenant such additional materials and documentation as Lessee may reasonably request to support the amounts set forth in the Reconciliation Notice.

(a) Lessee, its agents and accountants, shall have the right to examine and audit Lessor's books, records and related supporting materials ("**Lessor's Books and Records**") relating to any additional rent paid by Lessee under this Lease, upon not less than twenty (20) days prior written notice to Lessor. If Lessee's audit of Lessor's Books and Records confirms that the amounts shown on the Reconciliation Notice or other invoice or bill from Lessor are incorrect then any overpayment or underpayment of additional rent shall be adjusted by the parties (by payment) within twenty (20) days after the audit is completed. Lessee's right to audit shall be subject to the following restrictions: (i) any audit shall be conducted, during normal business hours, at Lessor's business offices (in Pinellas County, Florida) where the books and records are customarily kept; (ii) Lessee's right to initiate an audit for any given calendar year shall expire thirty-six (36) months after Lessee's receipt of Lessor's Reconciliation Notice for such year. Lessor's Books and Records shall be complete and accurate and kept in accordance with generally accepted accounting principles consistently applied, and shall be made available to Lessee as provided for in this section.

(b) The estimated additional rental amounts to be paid in 2014 were calculated as follows: the portion attributable to building insurance was estimated based on the actual 2013 building insurance bill which is divided by twelve (12) months; the portion attributable to taxes was based on the total amount billed for 2013 (the April amount) which is also divided by twelve (12) months; the portion attributable to C.A.M. was based on total C.A.M. expenses for 2013, plus any anticipated or known increases for 2014, which is also divided by twelve (12) months.

(c) In the event the Commencement Date and expiration date of the term of this Lease fall on days other than January 1 and December 31, respectively, for the first and last calendar years of the term of this Lease, Lessee's prorata share of the amounts payable under this Paragraph 8 shall be calculated on a per diem basis for the actual number of days of the Lease term falling in the applicable calendar year.

9. ***Quiet Possession.*** Lessor covenants, promises and agrees with the Lessee, that the Lessee, on paying the said rent above hereby reserved, and observing, performing and keeping all and singular the covenants and agreements herein contained shall and may lawfully, peacefully and quietly have, hold, use, occupy and enjoy said Premises hereby leased without interference by Lessor or any person or entity claiming any interest by or through Lessor. Lessee acknowledges and agrees that Lessor may show the remaining space in the Building to prospective tenants any time and such activity will not be deemed to be a violation of covenant of quiet enjoyment.

10. ***Use.*** Lessee shall use and occupy the Premises during the term of this Lease only for the purpose of office/warehouse and no other purpose whatsoever without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessee will not use or permit to be used the Premises hereby leased for any unlawful or improper purpose or in any manner which would constitute a nuisance or in any way injure the reputation or value of the Premises. Lessee will at all times comply with all laws or ordinances of any and all duly constituted governmental or municipal authorities, and of any and all of their departments and bureaus applicable to Lessee's use of the Premises, and all lawful rules and regulations promulgated by said authorities and bureaus in connection with Lessee's use of the Premises herein demised. Lessee shall comply with all other laws, ordinances, etc., applicable to the Premises. However, nothing contained in this paragraph shall be construed to require Lessor or Lessee to make any structural repairs or alterations to the Premises.

11. ***Rules and Regulations.***

(a) Lessee covenants that Building Rules and Regulations, if applicable, and such other further Rules and Regulations as the Lessor may make, in Lessor's reasonable discretion, and which, in Lessor's reasonable judgment, are needed for the general well being, safety, care and cleanliness of the Premises and the Building, together with their appurtenances, shall be faithfully kept, observed and performed by Lessee, and by its agents, employees and guests. Notwithstanding the foregoing, in no event shall any revisions to the Rules and Regulations that materially affect Lessee's use of the Premises or common areas, or that increase Lessee's financial obligations under this Lease, be applicable to Lessee.

(b) Attached hereto as ***EXHIBIT "C"*** and by this reference incorporated herein, are the current rules and regulations affecting the Premises. Lessee agrees to abide by these rules and regulations.

12. ***Assignment and Subletting.*** Lessee will not assign this Lease without the written consent of the Lessor, and the Lessor agrees that such consent will not be unreasonably withheld or delayed. In the event that the Lessor does consent to a subletting, it is understood and agreed that such will in no way relieve the Lessee of its obligation to pay the rents as provided herein during the term of this Lease. Notwithstanding anything hereinabove, Lessee shall have the right to assign or sublet all or a portion of the Premises to any subsidiary or affiliate without the Lessor's prior written consent. A subsidiary or affiliate of Lessee shall be defined as an entity with substantially the same controlling parties as Lessee, or that is controlled by Lessee. Any assignment or subletting of the Premises which results in rent above that which is required under the terms of this Lease shall require Sublessor to pay said excess rent directly to Lessor, except in the case of assignment or subletting to any affiliate of Lessee.

13. ***Inspection and Emergency Access.***

(a) Lessee will permit the Lessor to enter upon said Premises upon no less than twenty-four (24) hours' prior notice (except in the case of emergency) during the usual business hours (except in case of emergency) for the purpose of making inspections or repairs, or for the purposes of obeying any laws or orders of any duly constituted governmental or municipal authorities, and/or for the purpose of exhibiting the Premises to prospective Lessees or purchasers within six (6) months of the expiration of the Lease, or within twelve (12) months of the earlier termination date of the Lease if elected by Lessee pursuant to Paragraph 3, provided, in any case, that Lessor does not unreasonably or unnecessarily interfere with the operation of Lessee's business. In making such inspections or repairs, Lessor shall observe all reasonable security regulations of Lessee and shall hold in confidence any information concerning business or products of Lessee which they, or any of them, may discover while present on said Premises.

(b) In addition, Lessor shall have the right of emergency access to the Premises without any required notice to Lessee. By way of example and without limitation, Lessor shall have the right of emergency access in case of fire, fire alarm or circumstances where Lessor reasonably deems that life or property are in immediate peril. In order to facilitate said emergency access, Lessee shall at all times during the term of this Lease provide Lessor with a set of working keys and current alarm codes for the Premises. Nothing herein shall be deemed to require emergency access by Lessor or result in any Lessor liability for its actions or failure to take action.

14. ***Hazard Damage***. The parties hereto agree if, by virtue of fire, storm or any cause other than negligent or deliberate act of the Lessee, the Premises becomes partly or wholly untenantable, then and in that event, the rent shall abate in proportion to the amount of untenantability of said Premises for so long as they are untenantable. In the event the Premises are not totally destroyed, the Lessor agrees to rebuild the Premises with all possible dispatch and deliver the same to the Lessee within a period of one hundred eighty (180) days after the event causing the destruction. In the event the Premises are totally destroyed, then Lessee shall have the option to terminate this Lease within a period of thirty (30) days after the same destruction. In the event this Lease is not thus terminated, the Lessor agrees to rebuild the Premises with all possible dispatch and deliver the same to the Lessee within a period of not more than two hundred forty (240) days after an event causing total destruction. However, in no event shall Lessor be obligated to do any rebuilding if the remaining term of this Lease, including any exercised renewal option, shall have less than one (1) year to run following the expected completion of such rebuilding. Lessee shall also be responsible for all of Lessee's equipment and/or data contained in said equipment in the event of an electrical storm or other hazard which may cause damage or destruction of data in computers and other equipment.

15. ***Alterations***. Except as otherwise provided in this paragraph, Lessee will not make any improvements, installations, alterations or additions in or to the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld. If Lessor consents to such improvements, alterations or additions, any such improvements shall be installed at Lessee's expense in accordance with plans approved by Lessor and only by such contractors reasonably acceptable to Lessor. Lessee also agrees that all work will be done in a workmanlike manner, with all applicable permits being obtained and shall conform to all applicable codes. Lessee also agrees to have the work performed at such reasonable times and in such reasonable manner as Lessor may designate. Lessee agrees to restore the Premises to its original condition, at Lessee's expense, upon its vacation of the Premises.

16. ***Subordination***. Lessee agrees to execute and deliver an instrument subordinating the Lease to the lien of any mortgage within ten (10) days after receiving a written request from Lessor. Provided, however, in the instrument the mortgagee must agree that, so long as Lessee is not in default under the provisions of this Lease beyond any applicable notice and cure periods: (a) this Lease shall remain in full force and effect, (b) the possession of the Premises by Lessee shall not be disturbed, and (c) in the event of a foreclosure or other suit instituted pursuant to the mortgage, the suit shall not affect the rights of Lessee under this Lease, but any purchaser of the Premises as a result of such suit shall take the Premises subject to this Lease and shall be bound by all of its terms. The form of the Lease Subordination, Non-Disturbance and Attornment Agreement is attached hereto as ***EXHIBIT "D"*** and by this reference incorporated herein. In the event of a foreclosure of any mortgage encumbering the Premises, Lessee agrees to attorn to the mortgagee or its successors in interest and recognize such party as Lessor under this Lease, provided Lessee receives in return a non-disturbance agreement from the foreclosing

mortgagee or its successor in interest as set forth immediately above. Any mortgage placed on the Premises by the Lessor will not cover the trade fixtures, inventory, equipment, furniture, furnishings or other personal property owned by the Lessee or otherwise placed in the Premises and not owned by Lessor.

17. ***Lessee Estoppel Letter.***

(a) Lessee shall, within twenty (20) days after receiving a written request from Lessor, make a Lessee Estoppel Letter and/or statement in writing certifying:

(1) That the term of this Lease has commenced, setting forth the date of such commencement;

(2) That this Lease is unmodified and in full force and effect or, if there have been modifications, that the Lease is in full force and effect as modified, stating the modification;

(3) Whether or not there are then existing any known offsets or defenses against the enforcement of any of Lessee's covenants hereunder (and if so, specifying them);

(4) The dates to which rent and other amounts have been paid in advance, if any;

(5) Whether or not Lessee has acquired any interest in the Premises except for its interest under this Lease; and

(6) Whether or not Lessee has executed a leasehold mortgage or otherwise made any transfer or assignment of any part of the leasehold estate.

(b) Such statements shall be given as often as Lessor may reasonably request them and may be relied upon by any prospective purchaser of the fee simple interest in the Premises or by any mortgagee or its assignee.

18. ***Lessor's Administrative Costs.*** Lessee shall reimburse Lessor for any administrative costs Lessor incurs in responding to requests from Lessee for entertaining and reviewing any Lessee request for Lessor to execute documents requiring review by Lessor's attorneys, including by way of illustration and not limitation documents seeking to have Lessor waive its statutory lien rights in favor of a lender providing financing to Lessee with collateral based upon Lessee's personal property, lease subordination, lease modifications, attornment and estoppel agreements and the like. Lessee shall be responsible for reimbursing Lessor for Lessor's attorneys' fees incurred by Lessor in reviewing said documentation and Lessor's reasonable administrative costs in responding to same.

19. ***Brokerage Agency Disclosure and Commission.***

(a) PRIDGEN REALTY, INC., a Florida corporate real estate broker, hereby discloses that it has been engaged by and acts as the agent of the Lessor.

(b) VECTOR REALTY & MANAGEMENT, INC., a Florida corporate real estate broker, hereby discloses that it has been engaged by and acts as the agent of the Lessee.

(c) Lessee warrants that there are no claims for brokers' commissions or finders' fees in connection with its execution of this Lease and agrees to indemnify and save Lessor harmless from any liability that may arise from such claim, including reasonable attorneys' fees, except for the commission payable to PRIDGEN REALTY, INC. and to VECTOR REALTY & MANAGEMENT, INC., which commissions shall be paid by Lessor pursuant to separate commission agreements.

20. ***Default Provisions.***

(a) The happening of any one or more of the following events shall, at the option of Lessor, constitute a breach of this Lease on the part of the Lessee and Lessor shall have such remedies as are herein provided.

(1) If Lessee fails to pay any rents payable to Lessor hereunder within ten (10) days after receipt of Lessor's written notice of Lessee's failure, provided that Lessor shall not be required to give such notice more than two (2) times in any twelve (12) month period, after which Lessee shall be in default if Lessee fails to pay any rents payable to Lessor, during said twelve (12) month period, within ten (10) days of the due date; or

(2) If Lessee fails to provide Lessor with insurance policies within fifteen (15) days after Lessor's request for copies of such policy (provided that such request shall set forth the applicability of this default provision); and

(3) If Lessee fails to provide Lessor with such Lessee Estoppel Letters as required under the terms of this Lease within twenty (20) days after written request of Lessor (provided that such request shall set forth the applicability of this default provision);

(4) If Lessor petitions or applies to any tribunal for the appointment of a trustee or receiver of Lessee or commences any proceedings relating to Lessee under any bankruptcy, reorganization, arrangements, insolvency, readjustment, dissolution, liquidation law of any jurisdiction whether or not hereinafter in effect; or

(5) If any such petition or application is filed or any proceedings are commenced against Lessee and Lessee, by any act, indicates its approval thereof, consents thereto or acquiesces therein, or an order is entered appointing such trustee or receiver, or adjudicating Lessee bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for more than one hundred twenty (120) days; or

(6) If Lessee fails to fully and promptly perform any non-monetary act, term or provision required of it in the performance of this Lease. If a default is claimed under this subparagraph, written notice specifically specifying the nature of such claimed default shall be delivered to Lessee and Lessee shall have thirty (30) days to cure said default or such longer time as may reasonably be necessary due to the nature of said default.

(b) Upon the happening of any of the above events of default, Lessor may, at Lessor's option:

(1) Terminate and end this Lease and re-enter upon the Premises and at Lessor's option, all of Lessee's rights, title and interest under this Lease shall end and Lessee shall become a Lessee at sufferance; or

(2) Elect to declare the entire rent for the balance of the term or any part thereof (discounted to present value at a discount rate equal to the then current interest rate on a certificate of deposit with a term equal of the remaining lease term, during which Lessee may remain in possession, due and payable forthwith, and may proceed to collect the same by distress or otherwise, and thereupon said term shall terminate at the option of Lessor except that, to the extent rents have been collected in such fashion, Lessee shall be entitled to remain in possession to the exhaustion of the period covered by the rentals so collected; or

(3) Take possession of the Premises and use good faith efforts to rent the same for the account of Lessee.

(4) The exercise of any of the above options shall not be deemed to be the exclusive remedy of Lessor. In addition thereto, Lessor shall have the right of any of the provisions of the laws of the State of Florida governing default by Lessee, and, in any event of default by Lessee, Lessor shall take all reasonable action to mitigate damages.

(c) If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceedings, action or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered by separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. The attorneys' fees shall include all matters such as pretrial, trial, appellate, post trial and bankruptcy proceedings.

21. ***Abandonment***. Lessee shall be deemed to have abandoned the Premises if rent is not currently paid and Lessee is absent from the Premises for a period of thirty (30) consecutive days. If Lessee abandons the Premises or otherwise entitles Lessor so to elect, and if Lessor elects to terminate

Lessee's right to possession only, without terminating the Lease, Lessor may, at Lessor's option, enter into the Premises, remove Lessee's sign and other evidence of tenancy, and take and hold possession thereof without such entry and possession terminating the Lease or releasing Lessee, in whole or in part, from Lessee's obligation to pay the rent hereunder for the full term. Upon and after entry into possession without termination of the Lease, Lessor may relet the Premises, or any part thereof, for the account of Lessee to any person, firm or corporation other than Lessee for such rent, for such time and upon such terms as Lessor, in Lessor's sole discretion, shall determine. In any case, Lessor may make repairs in or to the Premises and redecorate the same to the extent deemed by Lessor necessary or desirable, and Lessee shall, upon demand, pay the cost thereof together with Lessor's expense of the reletting. If the consideration collected by Lessor upon any such reletting for Lessee's amount is not sufficient to pay the full amount of unpaid rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating and Lessor's expenses, Lessee shall pay to Lessor the amount of unpaid rent reserved in this Lease, together with the costs of repairs, alterations, addition, redecorating and Lessor's expenses. Lessee shall pay to Lessor the amount of each deficiency upon demand.

22. ***Notices***.

(a) The rent payable under the terms of this Lease and any notices to the Lessor shall be mailed to:

Gateway Business Centre, Ltd.
c/o Grady Pridgen, Inc.
Metropointe Commerce Park
9700 16th Street North
St. Petersburg, FL 33716

or such other addresses as the Lessor may designate in writing.

(b) Notices to the Lessee shall be mailed to:

Jagged Peak, Inc.,
Attention: Albert Narvades, Chief Financial Officer
3000 Bayport Drive, Suite 250
Tampa, FL 33607

23. ***Gender Usage***. The terms "**Lessor**" and "**Lessee**" shall be deemed to include agents, employees, servants, licensees and invitees of the respective parties. The use of any gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

24. ***Successors***. This Lease shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

25. ***Radon Disclosure***. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

26. ***Government Compliance***.

(a) Lessee shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under or about the Premises including, but not limited to, soil and groundwater conditions. Lessee shall not use, generate, manufacture, store or dispose of on, under or about the Premises or transport to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances defined as or included in the definition of "hazardous materials," or "Toxic substances" under any applicable federal or state laws or regulations, but specifically excluding any substances used by Lessee in the ordinary course of its business in accordance with applicable federal, state and local laws and regulations (collectively referred to herein as "**Hazardous Materials**").

(b) Lessee shall be solely responsible for, and shall indemnify and hold harmless Lessor, its successors and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Premises as a result of the action or inaction of Lessee, its agents, contractors, employees or invitees, including without limitation: (a) All foreseeable consequential damages; (b) The costs of any required or necessary repair, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remedial or other required plans; and (c) All reasonable costs and expenses incurred by Lessor in connection with clauses (a) and (b) of this paragraph, including, but not limited to, reasonable attorneys' fees.

27. ***Signage***. Lessee shall not be permitted to install, construct, inscribe, paint, affix or display any sign, advertisement or logo visible from the exterior of the Premises in any common area without Lessor's prior written consent. The exact size, design, configuration and replacement of all signs, advertisements and logos shall be subject to the reasonable approval of Lessor, the approval of the City of St. Petersburg or Pinellas County, Florida, and any other applicable governmental authorities. Under no circumstances may any sign, advertisement or logo violate any ordinance, rule or regulation of any governmental authority. Lessee hereby agrees to seek and obtain any and all governmental approvals, permits or licenses necessary for the lawful operation and placement of any signs, advertisements or logos approved by Lessor, and to provide copies of such permits or licenses to Lessor. All costs of installation, construction, erection, illumination (where appropriate), maintenance, repair and removal of any of the above referenced items shall be the obligation of the Lessee. Before erecting or placing any signs, advertisements or logos or beginning any construction pursuant to preparation for the erection or placement thereof, Lessee shall submit to Lessor, for Lessor's review and approval, detailed plans and specification for all work to be performed. After obtaining Lessor's approval of said plans and specifications, the signs, advertisement or logos are to be constructed pursuant to the plans and specification without any deviation therefrom whatsoever. Upon vacating the Premises, Lessee shall remove all signs, advertisements or logos and repair all damage caused by such removal. Lessee' obligation to observe or perform this covenant shall survive the expiration or termination of this Lease. Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all loss, cost, damage, claim, suit, action for any damage or injury to any person or property caused by the installation, construction, erection, maintenance, repair or removal of any of said signs, advertisements or logos. Notwithstanding the foregoing, the Lessee shall have the right to place exterior signage on the western side of the building at the Lessee's sole cost and expense subject to approval from the existing tenant in the building, Compass Group, the Lessor, and all governmental entities with jurisdiction over the same.

28. ***Condemnation***. If any material portion of the Premises shall be taken by eminent domain, or under threat thereof, Lessee shall have the right to terminate this Lease as of the date of taking by giving written notice of such termination to the Lessor no later than fifteen (15) days following the date of such taking, and in the event of such termination, rent shall cease as of the date of such termination and any rent paid beyond that date shall be refunded to the Lessee. Whether or not the Lessee shall exercise such right, the Lessor and Lessee shall have and retain their respective rights to compensation from the condemning authority in connection with and following a taking by eminent domain. If Lessee does not terminate this Lease following a substantial taking by eminent domain or if the portion of the Premises taken is not substantial, the rent payable under this Lease (including Lessee's pro rata share of C.A.M., taxes, and insurance) for the remainder of the term shall be reduced as of the date of taking in the proportion that the area of the part taken bears to the total area of the Premises just prior to such taking. "Material", as used herein, shall refer to the hindrance of the ability of Lessee to carry on its normal business operations.

29. ***Surrender of Premises/Holding Over***.

Lessee agrees to deliver up and surrender to Lessor possession of the Premises upon termination of this Lease, in as good condition and repair as the same shall be at the commencement of the Lease Term, or if applicable, upon completion of the leasehold improvements as set forth in Paragraph 32, ordinary wear and tear, casualty and condemnation excepted. Nothing herein shall be construed as relieving Lessee of any of its maintenance, repair and replacement obligations as set forth under this Lease. If Lessee does not remove its trade fixtures and personal property from the Premises at the expiration or earlier termination of this Lease, then such trade fixtures and personal property shall be deemed to be abandoned and may become the exclusive property of Lessor. Lessor shall have the right to

remove said trade fixtures and personal property from the Premises and hold Lessee responsible for any and all charges and expenses incurred by Lessor for such removal and/or for storage. In such instance, Lessee waives any statutory provisions requiring Lessor to give Lessee notice of any abandoned property and any statutory requirements regarding the sale or disposition of same.

MORE SPECIFICALLY, BY SIGNING THIS LEASE, LESSEE AGREES THAT UPON SURRENDER OR ABANDONMENT, AS DEFINED BY THE FLORIDA STATUTES, LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF LESSEE'S PERSONAL PROPERTY.

If Lessee shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Lessee shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Lessee shall pay to Lessor (a) Rent at the rate equal to one hundred fifty percent (150%) of that provided for hereinabove and (b) any and all operating expenses and other forms of Additional Rent payable under the terms of this Lease. The increased Rent during such holding over is intended to partially compensate Lessor for losses, damages and expenses, including frustrating and delaying Lessor's ability to secure a replacement lessee. If Lessor loses a prospective lessee because Lessee fails to vacate the Premises on expiration of this Lease after notice to do so, Lessee will be liable for such damages as Lessor can prove because of Lessee's wrongful failure to vacate.

30. ***Hold Harmless***. Lessee agrees that all property belonging to or in the name, custody or control of the Lessee or any occupant of the Premises which is in or on the Premises shall be there at the risk of the Lessee or such occupant only, and Lessor shall not be liable for any injury thereto or loss or destruction thereof, excepting injury or loss resulting from breach of the terms of this Lease by, or the negligence or intentional act of, Lessor. Lessee further agrees that Lessor shall not be liable to the Lessee or any person for any injury, loss or damage to property or to any person on the Premises or on the common areas appurtenant thereto, excepting injury or loss resulting from breach of the terms of this Lease by, or the negligence or intentional act of, Lessor. Lessor shall not be responsible for or liable to Lessee for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises, or any part of the premises, adjacent to or connected with the Premises or any part of the Premises shown on the Site Plan or for any loss or damage resulting to Lessee or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft, excepting injury or loss resulting from breach of the terms of this Lease by Lessor.

31. ***No Waiver***. No assent, express or implied, by either party to any breach of any of the other party's covenants or agreements shall be deemed a waiver of any succeeding breach of the same covenant or agreement. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver thereof or the exercise of any other right or remedy.

32. ***Leasehold Improvements***.

(a) Lessor acknowledges and agrees that Lessor, at Lessor's cost up to a maximum of $135,000.00, shall cause the following tenant improvements to the Premises, to wit:

(1) An approximate 6,000 square foot office area shall be painted and carpeted.

(2) A mutually agreeable plan will be developed that outlines how to remove all suspended manufacturing grid material in the Premises and raise all distributed power lines in the Premises to a safe height. The plan will be completed prior to March 31, 2014. Only such work in the Premises itself will be subject to Lessee's allowance hereunder, provided, however, that if Lessor elects to perform the same work in the area subject to Lessee's Expansion Right (as defined in Paragraph 34), the cost of such work, relevant to any Expansion Right space exercised by Lessee, shall be deducted from the additional $40,000.00 tenant improvement allowance set forth in Paragraph 34.

(3) The exhaust system and distribution of water systems will be removed.

(b) Lessee acknowledges and agrees that Lessee shall make the following tenant improvements at Lessee's sole cost and expense, to wit:

(1) Lessee will be responsible to ensure that the floor of the leased Premises is free from damage and in regard thereto shall have a monthly cleaning scheduled and performed on the space.

(2) All forklifts utilized in the warehouse space will have tires appropriate for driving over VCT flooring.

(3) The data wiring system, the security wiring system, and the phone system shall be solely at Lessee's cost and expense.

(c) Lessee acknowledges and agrees that in the event the tenant improvements as outlined above required to be done by Lessor at Lessor's cost, exceed $135,000.00, Lessee agrees that it will pay on a dollar for dollar basis all overages. Payment by Lessee to Lessor of the overage will be made within ten (10) days upon receipt of an invoice from Lessor.

(d) Notwithstanding anything to the contrary hereinabove, Lessor's improvement obligations set forth in Paragraph 32(a) shall be subject to and contingent upon Lessee receiving a contract from a company commonly known as Nespresso in form and content acceptable to Lessee. Lessee shall notify Lessor in writing promptly after entering into the Nespresso contract. The date of Lessor's receipt of such notice shall be the **"Nespresso Notification Date"**.

(e) Lessee and Lessor acknowledge and agree that Lessor shall have a period of three (3) months to complete all tenant improvements described above measured from the Nespresso Notification Date.

(f) During the work required under this Paragraph 32, Lessee shall be entitled to utilize space adjacent to the Premises to store Lessee's inventory and personal property, at no cost to Lessee; provided that Lessee shall be solely responsible for moving and storing said property.

(g) During the term of this Lease, Lessor agrees that Lessee may use docks in areas of the Building that are not within the Premises confines. Lessee acknowledges and agrees that Lessee will cease utilizing said docks upon written notice from Lessor that the Lessor is terminating Lessee's usage rights based upon Lessor leasing space adjacent to the relevant dock(s) to a third party.

(h) In the event that Lessor, in Lessor's sole discretion, determines that the installation of a demising wall on the boundary of the Premises becomes necessary, fifty percent (50%) of the costs of the demising walls and the related metering of utilities and the like shall be considered to be a Lessee tenant improvement cost and included in the overall tenant improvement calculation for determining the Early Termination Fee provided for in Paragraph 3 hereinabove.

33. ***Renewal Options***. Lessee shall have the option to renew the term of this Lease for two (2) additional periods of five (5) years each, on the same terms and conditions as set forth in this Lease, and subject to Base Rent adjustments as set forth in Paragraph 2(h). Lessee shall provide notice to Lessor of Lessee's election to renew no less than one hundred eighty (180) days prior to the end of the initial term of this Lease and the commencement of the next applicable renewal period. Notwithstanding the foregoing, in the event Lessee exercises either of its renewal options, upon exercise of said option, Lessee's Option to Terminate delineated in paragraph 3 above is automatically terminated, and of no further force and effect.

34. ***Expansion Right***. Lessee shall have a continuing option (i.e. applicable as of the execution date and after the expiration or termination of any future third party lease applicable thereto, regardless of a prior decision not to exercise such right, and regardless of Lessee's exercise of its option as to any other space in the Building) to additionally lease any portion or all of the space designated in ***Exhibit "A"*** during the term of this Lease or any exercised renewal option period (the **"Expansion Right"**), on the same Lease terms that Lessor is willing to lease to a third party, provided that Lessee's pro rata share set forth in Paragraph 8 shall be adjusted accordingly. Furthermore, if the additional space for which Lessee exercises its Expansion Right is 70,000 square feet or more of warehouse space and Lessee exercises its Expansion Rights within the first twenty-four (24) months of this Lease term, then Lessee shall be entitled to: (i) free Base Rent during the first three (3) months of Lessee's lease term in such space; and (ii) $40,000.00 in additional tenant improvement allowance funds, which shall be utilized by Lessee for improvements to the expansion space and if any of the $40,000.00 is not used for the expansion space then for reimbursement of any overage paid by Lessee to Lessor pursuant to Paragraph 32 for the initial tenant improvements contemplated therein. Notwithstanding the foregoing, the

additional $40,000.00 in tenant improvement allowance shall be reduced as set forth in Paragraph 32(a)(2), if applicable. Lessee may exercise the Expansion Right: (i) by providing written notice to Lessor at any time prior to the leasing of the applicable Expansion Right space to a third party; or (ii) by providing written notice to Lessor within ten (10) days after receipt of Lessor's notice of Lessor's intent to lease any portion of the Expansion Right space. If Lessee so exercises its expansion option as provided in (i) above, this Lease shall be amended to reflect the additional space included in the Premises and the Base Rent for the expansion space shall be at the then current Base Rent under this Lease and length of the Lease for the expansion space shall be co terminus with the remaining term of this Lease. With regard to any Expansion Right space for which Lessee does not exercise its Expansion Option, which is thereafter leased to a third party pursuant to (ii) above, Lessee's Expansion Right shall renew with regard to such space on the same terms as set forth above.

35. ***Entire Agreement.*** This Lease contains all of the agreements, covenants and conditions between the parties hereto with respect to the subject matter hereof and may not be altered or modified orally or in any other manner, except by an agreement in writing signed by all of the parties hereto, or by their respective successors in interest. The covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successor and assigns. This Lease constitutes a Florida contract and shall be construed according to the laws of that state. The parties agree that the venue for any litigation arising hereunder shall be in a court of competent jurisdiction in Pinellas County, Florida.

The balance of this page was intentionally left blank.

In Witness Whereof, the parties have caused these presents to be executed as of the day and year first above written.

Signed, sealed and delivered in the presence of:

____

Legibly Print Name Here: ______________________________

____

Legibly Print Name Here: ______________________________

LESSOR:

GATEWAY BUSINESS CENTRE, LTD., a Florida limited partnership

BY: GATEWAY BUSINESS CENTRE MANAGEMENT, INC., a Florida corporation, its General Partner

By: ______________________________
John Fleeman, Vice President

(CORPORATE SEAL)

Date: ____________________ 2013

Signed, sealed and delivered in the presence of:

____

Legibly Print Name Here: Scott J. Young

____

Legibly Print Name Here: Admira Milosevic

LESSEE:

JAGGED PEAK, INC., a Nevada corporation

By: ______________________________
Albert Narvades, Chief Financial Officer

Date: December 20, 2013

STATE OF FLORIDA)
COUNTY OF MIAMI-DADE)

The foregoing instrument was acknowledged before me this ______ day of ________________, 2013, by **JOHN B. FLEEMAN**, as Vice President of GATEWAY BUSINESS CENTRE MANAGEMENT, INC., a Florida corporation, as General Partner of GATEWAY BUSINESS CENTRE, LTD., a Florida limited partnership, on behalf of the limited partnership. He □ is personally known to me, or □ produced a valid Florida driver's license or □ ________________________________ as identification.

My Commission Expires:

____
Notary Public (SEAL)

STATE OF Florida)
COUNTY OF Hillsborough)

The foregoing instrument was acknowledged before me this 20 day of December, 2013, by Albert Narvades, as Chief Financial Officer **OF JAGGED PEAK, INC.,** a Nevada corporation, on behalf of the corporation. ☒ He □ She ☒ is personally known to me, or □ produced a valid driver's license or □ ________________________________ as identification.

My Commission Expires:

Admira Milosevic
Notary Public (SEAL)

ADMIRA MILOSEVIC
NOTARY PUBLIC
STATE OF FLORIDA
Comm# EE213029
Expires 7/1/2016

EXHIBIT "A"
Site Plan


Exhibit A
BUILDING D at GATEWAY BUSINESS PARK
2007 NORTH GANDY BLVD
ST. PETERSBURG, FL 33716
PRIDGEN REALTY, INC.
REAL ESTATE SERVICES
DAVID KRAMER, CCIM LEED AP
(727) 577-6690
(727) 410-5478
9700 16TH STREET NORTH
ST. PETERSBURG, FL 33716
PRODUCED BY:
JVB ARCHITECT, LLC 813.258.3233
LEASED
LEASED
TYPICAL BAY
MEZZANINE LEVEL
(2ND FLOOR - +/- 33,000-SF)
GROUND LEVEL
(1ST FLOOR - +/- 140,500-SF)
(MEZZANINE ABOVE)
Expansion Area
Subject Area
Approx. 7,000 SF
No Bathroom

EXHIBIT "B"
Insurance Questionnaire

A. Do you use, store or contemplate using at any time fluids or other materials having a closed cup flash 80 degrees or less including, but not limited to, gasoline, benzene, carbon disulfide, naphtha, kerosene, LPG or other materials? ☐ Yes ☐ No
If "**yes,**" please answer the following:

1. Will you use Underwriter's Laboratory approved self-closing cans? ☐ Yes ☐ No
2. What is the gallon capacity you anticipate storing or using? ______
3. Will the above be "**shelf stock**" stored in original sealed containers? ☐ Yes ☐ No
4. Do you plan to store or use outside the building? ☐ Yes ☐ No

B. Do you have or plan to have a gasoline engine or other gasoline powered equipment to be used in the building (other than forklifts)? ☐ Yes ☐ No

C. Do you contemplate the use of any spray painting equipment? ☐ Yes ☐ No
If "**yes,**" please answer the following:

1. Will an Underwriter's Laboratory approved booth be installed? ☐ Yes ☐ No
2. If "**yes,**" submit the specification for the booth or furnish the name of the booth company and person to contact, including telephone and address:
______
______
3. Is the booth vented to the outside of the building? ☐ Yes ☐ No

D. Do you contemplate or plan to operate a restaurant or similar cooking facility? ☐ Yes ☐ No
If "**yes,**" please answer the following:

1/ Will you install an Underwriter's Laboratory approved hood and dust fire extinguisher system? ☐ Yes ☐ No

E. Do you contemplate the use of the Premises for any woodworking operation? ☐ Yes ☐ No
If "**yes,**" please answer the following:

1. Will a dust collection system be attached to each workstation that has a saw? ☐ Yes ☐ No
2. Describe the type of woodworking that is to be done.
______

F. Do you contemplate any of the following (check all appropriate boxes):

☐ Storage of dynamite caps or gunpowder
☐ Paper Box Manufacturing
☐ Excelsior Works
☐ Paper Shredding
☐ Upholstery Works
☐ Cotton Storage
☐ Broom Manufacturing
☐ Calcium Carbide (storage
☐ Celluloid Goods
☐ Fireworks
☐ Furniture Repairing
☐ Furniture Factories
☐ Moving Picture Film
☐ Painting Manufacturing
☐ Printer's Ink Manufacturing
☐ Rubber Tire Recap

H. If building has sprinklers, please answer the following:

1. Do you contemplate storing without racks, or over 12 feet with racks? ☐ Yes ☐ No
2. How many feet in height will it go? ______
3. Will you use racks or shelves? ☐ Racks ☐ Shelves
   (a) Are racks slatted or solid? ☐ Slatted ☐ Solid
   (b) What is width of racks? ______
   (c) Will racks be single or double? ☐ Single ☐ Double
   (d) What is aisle width between racks ______
4. Describe goods to be stored.
______
______
5. What materials are products? ______
______
6. Will your inventory consist of the following (Please check all appropriate boxes)?

☐ Linoleum Product ☐ Rolled Pulp & Paper (vertical storage) ☐ Baled Waste Paper

______ Lessor's Initials ______ Lessee's Initials

□ Lacquers in Canisters	□ Rolled Pulp & Paper (racked storage)	□ Pharmaceuticals
□ All High Hazard	□ Rolled Asphalt Paper (vertical)	□ Foamed Plastic Products (with or without cartons)
□ Rugs and Carpets	□ Goods Encapsulated by Plastic	□ Upholstered Furniture
□ Alcohols in Cans, Bottles or Cartons	□ Wood Patterns, Pallets and Flats	□ Eight-six Pro Liquors
□ Wooden Furniture	□ Unbanded or Light Tissue Crepe	□ Crude or Synthetic Rubber
□ Foam or Sponge Rubber	□ Rubber Tires	

I. If any of the above is "checked:, do you plan to install approved in-rack or in-bin sprinklers? □ Yes □ No

J. Do you plan to install other fire protection devices? □ Yes □ No
If "**yes,**" please describe:

____

____

K. What is your contemplated usage if not previously covered?

____

____

Company Name: ____

Location of Premises to be Leased: ____

(Date)	Signed by	Title

EXHIBIT "C"
Rules and Regulations

I. All parking shall be within the property boundaries and within marked parking spaces. There shall be no on-street parking and at no time shall any lessee obstruct drives and loading areas intended to the use of all lessees. The drives and parking areas are for the joint and nonexclusive use of Lessor's tenants, and their agents, customers and invitees, unless specifically marked. In the event Lessee, its agents, customers and/or invitees use a disproportionate portion of the parking, Lessor shall have the right to restrict Lessee, its agents, customers and/or invitees to certain parking areas. Lessee shall not permit any fleet trucks to park overnight in the Building's parking areas. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date license plates) on the Premises or project. If Lessee, or its employees, agents or invitees, park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicle at Lessee's expense.

II. Unless specifically approved by Lessor in writing, no materials, supplies or equipment shall be stored anywhere except inside the Premises. In no event shall lessee cause or allow any outside storage of trash, refuse or debris, whether in the area of the dumpster or otherwise.

III. No additional locks shall be placed on the doors of the Premises by the Lessee nor shall any existing locks be changed unless Lessor is immediately furnished with two (2) keys thereto. Lessor will, without charge, furnish Lessee with two (2) keys for each lock on the entrance doors when Lessee assumes possession, with the understanding that at the termination or expiration of the term of the Lease the keys shall be returned.

IV. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Lessee to Lessor for its approval and supervision before performance of any service. This provision shall apply to all work performed on or about the Leased Premises or project in the Building, including, but not limited to, installations of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

V. No Lessee shall at any time occupy any part of the Building as sleeping or lodging quarters.

VI. Lessee shall not place, install or operate on the Premises or in any part of the Building, an engine, stove or machinery, or conduct mechanical operations or cook thereof or therein, or place in use in or about the Premises any explosives., gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material without the prior written consent of Lessor.

VII. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Lessor may provide or approve) so that full unobstructed view of the interior of the Premises may be had from outside the Building.

VIII. No dogs, cats, fowl, reptiles or other animals shall be brought into or kept in or about the Premises or project except for dogs specifically trained to assist disabled persons.

IX. None of the parking, plaza, recreation or law areas, entries, passages, doors or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas nor shall such area be used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

X. Lessor will not install any antenna or aerial wire or other equipment outside of the Building or upon the roof of the Building without Lessor's prior written approval.

XI. Lessor shall have the right from time to time to modify, add to or delete any of these Rules and Regulations, subject to the limitations set forth in Paragraph 11 of the Lease.

The form of this SNDA is the form required by Lessor's Lender and CANNOT be revised.

PAGES ________
ACCT ________
CONSID. ________
REC ________
DS ________
INT ________
FEES ________
INDEXING ________
MTF ________
P/C ________
REV ________
TOTAL ________
-CK BAL ________
CHG AMT

This instrument prepared and RETURNED TO:
JAMES N. POWELL
One Progress Plaza, Suite 1210
St. Petersburg, Florida 33701

(Space above reserved for Clerk's Office)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "**Agreement**") is made by and between **TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA**, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("**Lender**") and ______, with its principal place of business at ______ ("**Tenant**").

RECITALS

A. Lender has made or is about to make a loan (together with all advances and increases, the "**Loan**") to the 3JG TRUST ("**Borrower**").

B. Borrower, as landlord, and Tenant have entered into a lease dated ______________ as amended by amendments dated __________________ (the "**Lease**") which leased to Tenant [Suite No. ______] [Floor ______] [Store No. ______] (the "**Leased Space**") located in the Property (defined below).

C. The loan is or will be secured by the Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of Pinellas, State of Florida (together with all advances, increases, amendments or consolidations, the "**Mortgage**") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "**Assignment**"), assigning to Lender the Lease and all rents, additional rents and other sums payable by Lessee under the Lease (the "**Rent**").

D. The Mortgage encumbers the real property, improvements and fixtures located at ________________ in the City of St. Petersburg, County of Pinellas, State of Florida, commonly known as ____________________, and described on Exhibit "**A**" (the "**Property**").

IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Lessee agree as follows.

1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

(a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

(b) If Lender or any other entity (a "**Successor Landlord**") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "**Foreclosure**"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

(c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

6. Successor Lessor will not be:

(a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

(b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

(c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

(d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

(e) bound by any reduction of the term[1] of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term, or was made with Lender's prior consent;

(f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

(g) [INCLUDE ONLY FOR SHOPPING CENTER LEASES] bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent, if Tenant is a major department store or anchor tenant;

(f) (h) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

(g) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or

(h) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

---

[1] For purposes of this paragraph "the term of the Lease" includes any renewal term after the right has been exercised.

7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

15. [INCLUDE ONLY IN SNDA'S SIGNED POST-CLOSING] Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

The balance of this page was intentionally left blank.

IN WITNESS WHEREOF, Lender and Lessee have executed and delivered this Agreement as of the ___________ day of ______________________, 201__.

Signed, sealed and delivered in the presence of:

____

Legibly Print Name Here: ______________________________

____

____

Legibly Print Name Here: ______________________________

LENDER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By: ______________________________

Legibly Print Name Here: ______________________________

Legibly Print Title Here: ______________________________

(CORPORATE SEAL)

Date: ______________________ 201___

Signed, sealed and delivered in the presence of:

____

Legibly Print Name Here: SCOTT J. YOUNG

____

Admira Milosevic

Legibly Print Name Here: Admira Miloscvic

TENANT:

(INSERT NAME OF BORROWER)

By: ______________________________

Legibly Print Name Here: ALBERT NARVADES

Legibly Print Title Here: CFO

(CORPORATE SEAL)

Date: December 20 2013

[OBSERVE ALL STATE SPECIFIC REQUIREMENTS FOR EXECUTION OF A RECORDABLE DOCUMENT AND ADD STATE-APPROVED FORMS OF ACKNOWLEDGEMENT)